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                                                                    EXHIBIT 99.1

LABRANCHE & CO. REPORTS THIRD QUARTER RESULTS

NEW YORK, Oct. 22 /PRNewswire/ -- LaBranche & Co Inc. (NYSE: LAB), parent of one of the leading Specialist firms on the New York Stock Exchange, today reported financial results for the third quarter and nine months ended September 30, 2001.

Revenues for the third quarter were $89 million, a 10% increase from the $81 million reported in last year's third quarter. Net income was $11 million compared to $19 million in the same quarter in 2000. Earnings per diluted share were $0.15 on approximately nine million additional shares outstanding versus $0.38 in last year's third quarter. Cash earnings for the 2001 third quarter were $19 million compared to $24 million in the same quarter last year. Cash earnings per diluted share were $0.32 versus $0.48 in the comparable quarter last year.

LaBranche & Co. also announced that it had completed its acquisition of Bocklet & Company, LLC, on October 18, adding 59 new companies of which 7 are included in the S&P 500 Index. In addition, the company said that on September 20, it acquired the remaining interest in the joint account with R. Adrian & Company, LLC and Freedom Specialist, Inc., which it did not previously own. This gives the company a 100% economic interest as Specialist in 29 stock listings, including Excelon and K-Mart. In August, LaBranche acquired Cranmer & Cranmer, Inc., giving it an increased presence on the American Stock Exchange with more than fifty stocks and 120 options.

Michael LaBranche, Chairman and Chief Executive Officer, commented, "We continue to move forward with our business plan and generate capital despite a difficult operating environment. We see great opportunities for our business in a changing marketplace."

For the nine months ended September 30, 2001, the Company reported revenues of $300 million, a 21% increase from $248 million in the comparable period last year. Net income was $51 million, or $0.83 per diluted share, compared to $60 million, or $1.24 per diluted share, in last year's nine month period. Cash earnings grew to $75 million, or $1.35 per diluted share, from $73 million, or $1.50 per diluted share, last year.

Founded in 1924, LaBranche is a leading Specialist firm. The Company is the Specialist for more than 600 companies, nine of which are in the Dow Jones Industrial Average and 104 of which are in the S&P 500 Index. In addition, LaBranche acts as the Specialist in over 120 options.

Certain statements contained in this release, including without limitation, statements containing the words "believes", "intends", "expects", "anticipates", and words of similar import, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that any such forward- looking statements are not guarantees of future performance, and since such statements involve risks and uncertainties, the actual results

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and performance of LaBranche and the industry may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. LaBranche also disclaims any obligation to update its view of any such risks or uncertainties or to publicly announce the result of any revisions to the forward-looking statements made in this release.

TABLES TO FOLLOW



                               LaBranche & Co Inc.
                     Condensed Consolidated Income Statement
                 (all data in thousands, except per share data)

                            Three Months Ended         Nine Months Ended
                               September 30,              September 30,
                             2001        2000           2001       2000
                         (unaudited) (unaudited)    (unaudited) (unaudited)
REVENUES:
Net gain on principal
  transactions             $ 71,267   $ 64,460        $242,081   $203,174
Commissions                  14,784     12,035          43,602     32,367
Other                         3,069      4,727          13,958     11,995

    Total revenues           89,120     81,222         299,641    247,536

EXPENSES:
Employee compensation
  and related benefits       22,993     18,667          74,694     64,435
Interest                     13,435     11,860          38,820     29,910
Depreciation &
  amortization of
  intangibles                11,004      4,779          28,201     12,404
Exchange, clearing and
  brokerage fees              6,281      1,258          15,765      3,631


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
Lease of exchange
  memberships                 5,178      2,789          14,209      8,127

Other                         5,612      3,010          14,911      8,636

    Total expenses           64,503     42,363         186,600    127,143

Income before provision
  for income taxes           24,617     38,859         113,041    120,393

PROVISION FOR
  INCOME TAXES               13,379     19,911          61,662     60,764

Net income                 $ 11,238   $ 18,948        $ 51,379   $ 59,629

Net income available to
  common shareholders      $  8,885   $ 18,948        $ 46,259   $ 59,629

Diluted weighted average
  shares outstanding         58,323     49,331          56,030     48,272

Diluted earnings
  per share                $   0.15   $   0.38        $   0.83   $   1.24

Diluted cash earnings
  per share                $   0.32   $   0.48        $   1.35   $   1.50


                               LaBranche & Co Inc.
            Condensed Consolidated Statements of Financial Condition
                             (all data in thousands)

                                               September 30,  December 31,
                                                        2001         2000
    ASSETS                                       (unaudited)    (audited)
CASH AND CASH EQUIVALENTS                         $  223,848   $  152,220

CASH SEGREGATED UNDER FEDERAL REGULATIONS             84,201        3,610


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
SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL      114,411      134,111

RECEIVABLE FROM BROKERS AND DEALERS                  225,824       63,468

RECEIVABLE FROM CUSTOMERS                             11,094          912

SECURITIES OWNED, at market value                    303,125      141,053

COMMISSIONS RECEIVABLE                                 3,525        4,007

EXCHANGE MEMBERSHIPS CONTRIBUTED
FOR USE, at market value                              32,705       24,000

EXCHANGE MEMBERSHIPS OWNED, at cost
  (market value of $88,283 and
   $52,000 respectively)                              75,315       50,300

INTANGIBLE ASSETS                                    843,297      402,893

OTHER ASSETS                                          60,824       27,548

Total assets                                      $1,978,169   $1,004,122

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Payable to brokers and dealers                  $  108,033   $    4,068
  Payable to customers                                68,681        4,051
  Securities sold, but not yet purchased,
    at market value                                  203,674       60,726
  Accounts payable and other accrued expenses         91,697       57,559
  Income taxes payable                                10,179       10,329
                                                     482,264      136,733

DEFERRED TAX LIABILITIES                             166,422       74,660

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
LONG TERM DEBT                                       364,587      355,893

SUBORDINATED LIABILITIES
  Exchange memberships, at market value               32,705       24,000
  Other subordinated indebtedness                     49,635       41,935
                                                      82,340       65,935

TOTAL STOCKHOLDERS' EQUITY                           882,556      370,901

    Total liabilities and
    stockholders' equity                          $1,978,169   $1,004,122

SOURCE: LaBranche & Co. Inc.

CONTACT: Larry Prendergast, Executive Vice President of Finance, or Harvey S. Traison, Senior Vice President & Chief Financial Officer, both of LaBranche & Co Inc., +1-212-425-1144; or Investors - Theresa Vogt, or Media - Jonathan Teall and Stacey Reed, both of Morgen-Walke Associates, +1- 212-850-5600, LaBranche & Co Inc.